As filed with the Securities and Exchange Commission on August 24, 2006.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PINNACLE DATA SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Ohio	31-1263732
(State of incorporation)	(I.R.S. Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address, including zip code, of Registrant’s principal executive offices)

2005 EQUITY INCENTIVE PLAN

(Full title of the Plan)

Michael R. Sayre

Chief Executive Officer

Pinnacle Data Systems, Inc.

6600 Port Road

Groveport, Ohio 43125

(614) 748-1150

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value issuable under the 2005 Equity Incentive Plan	2,299,268	$2.75	$6,322,987	$676.56
TOTAL	2,299,268	$2.75	$6,322,987	$676.56

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $2.75 per share, which represents the average of the high and the low prices of the Registrant’s Common Stock reported on the American Stock Exchange on August 22, 2006.

PINNACLE DATA SYSTEMS, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed with the Commission on March 30, 2006;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 27, 2006, March 15, 2006, March 23, 2006, May 1, 2006, May 10, 2006, August 1, 2006 and August 22, 2006;

(c)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 15, 2006 and the quarter ended June 30, 2006, filed with the Commission on August 11, 2006; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10-SB, as filed with the Commission on December 13, 1999; as amended by Amendment No. 1, as filed with the Commission on March 8, 2000; and as further amended by Amendment No. 2 as filed with the Commission on March 21, 2000, and any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

In addition, any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant’s Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

Article 6 of the Registrant’s Amended and Restated Code of Regulations contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Registrant’s Code of Regulations provides for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys’ fees) with respect to any judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the foregoing. Indemnification by the Registrant shall be made only upon a determination that such is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in the Code of Regulations. Such determination may be made only (a) by a majority vote of a quorum consisting of the disinterested directors of the Registrant, or (b) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, or (c) by the shareholders, or (d) by the Court of Common Pleas of Franklin County, Ohio or the court in which such action, suit or proceeding was brought. Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding, may be paid by the Registrant in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by the indemnified person to repay such amount in the event that indemnification shall be deemed improper.

The Company maintains directors and officers liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation (filed with the Commission on December 13, 1999 as Exhibit 3(a) to the Registrant’s Registration Statement on Form 10-SB and incorporated herein by reference).

4.2	Amendments to Amended and Restated Articles of Incorporation adopted June 26, 2000 (filed with the Commission on September 21, 2000 as Exhibit 4(b) to the Registrant’s Registration Statement on Form SB-2 and incorporated herein by reference).

4.3	Amendment to Amended and Restated Articles of Incorporation adopted May 23, 2001 (filed with the Commission on August 13, 2001 as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-QSB and incorporated herein by reference).

4.4	Amended and Restated Code of Regulations adopted May 5, 2005 (filed with the Commission on March 30, 2006 as Exhibit 3(d) to the Registrant’s Annual Report on Form 10-KSB and incorporated herein by reference).

Exhibit Number	Description
4.5	Instruments defining the rights of security holders (filed with the Commission on September 21, 2000 as Exhibit 4(b) to the Registrant’s Registration Statement on Form SB-2 and incorporated herein by reference).

5.1	Opinion of Counsel as to legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm (Hausser + Taylor LLC).

23.2	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).

23.3	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see Page II-6 of Registration Statement).

99.1	2005 Equity Incentive Plan

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Groveport, State of Ohio, on August 24, 2006.

PINNACLE DATA SYSTEMS, INC.

By:	/s/ Michael R. Sayre
Michael R. Sayre, Chief Executive Officer
(Principle Executive Officer)

By:	/s/ George A. Troutman
George A. Troutman, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Michael R. Sayre and George A. Troutman, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant (i) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 23, 2006 in the capacities indicated:

Signature	Title
/s/ John D. Bair (John D. Bair)	Chairman, Chief Technology and Innovation Officer and Director

/s/ Michael R. Sayre (Michael R. Sayre)	President, Chief Executive Officer (principal executive officer) and Director

/s/ Carl J. Aschinger, Jr. (Carl J. Aschinger, Jr.)	Director

/s/ Hugh C. Cathey (Hugh C. Cathey)	Director

/s/ Thomas M. O’Leary (Thomas M. O’Leary)	Director

/s/ Benjamin Brussell (Benjamin Brussell)	Director

Index to Exhibits

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation (filed with the Commission on December 13, 1999 as Exhibit 3(a) to the Registrant’s Registration Statement on Form 10-SB and incorporated herein by reference).

4.2	Amendments to Amended and Restated Articles of Incorporation adopted June 26, 2000 (filed with the Commission on September 21, 2000 as Exhibit 4(b) to the Registrant’s Registration Statement on Form SB-2 and incorporated herein by reference).

4.3	Amendment to Amended and Restated Articles of Incorporation adopted May 23, 2001 (filed with the Commission on August 13, 2001 as Exhibit 3 to the Registrant’s Quarterly Report on Form 10-QSB and incorporated herein by reference).

4.4	Amended and Restated Code of Regulations adopted May 5, 2005 (filed with the Commission on March 30, 2006 as Exhibit 3(d) to the Registrant’s Annual Report on Form 10-KSB and incorporated herein by reference).

4.5	Instruments defining the rights of security holders (filed with the Commission on September 21, 2000 as Exhibit 4(b) to the Registrant’s Registration Statement on Form SB-2 and incorporated herein by reference).

5.1	Opinion of Counsel as to legality of securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm (Hausser + Taylor LLC).

23.2	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).

23.3	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see Page II-6 of Registration Statement).

99.1	2005 Equity Incentive Plan